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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 5, 2003, with respect to the financial statements and schedule of Information Resources, Inc. incorporated by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-108592) and related Prospectus of Information Resources, Inc. Litigation Contingent Payment Rights Trust for the registration of 32,259,364 shares of its contingent value rights certificates.

ERNST & YOUNG LLP
Chicago, Illinois
November 3, 2003

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CONSENT OF INDEPENDENT AUDITORS